SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

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                        Date of Report: October 17, 2005

                          American Racing Capital, Inc.
               (Exact Name of Registrant as Specified in Charter)

            Nevada                       000-29057               87-0631750
            ------                       ---------               ----------
 (State or other jurisdiction           (Commission            (IRS Employer
      of incorporation)                 File Number)         Identification No.)

          4702 Oleander Drive, Suite 200
           Myrtle Beach, South Carolina                             29577
           ----------------------------                             -----
       (Address of principal executive offices)                   (Zip code)

    Registrant's telephone number, including area code:          (843) 497-7028
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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      American Racing Capital, Inc. (formerly Altrimega Health Corporation), a Nevada corporation ("ARC" or the "Company") entered into a Share Exchange Agreement, dated October 17, 2005, by and among the Company, American Racing Capital, Inc., a Nevada corporation ("ARCI") and the shareholders of ARCI (the "ARCI Shareholders"). Pursuant to the Share Exchange Agreement, the ARCI Shareholders exchanged with, and delivered to, ARC the issued and outstanding common stock of ARCI in exchange for 150,000,000 shares of ARC's common stock, par value $0.001, and 1,000,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share, of ARC. As a result of the Share Exchange Agreement, ARCI will become a wholly-owned subsidiary of the Company.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION AND BYLAWS; CHANGE IN FISCAL YEAR

      On October 3, 2005, the Company filed a Certificate of Amendment to the Articles of Incorporation of the Company with the Secretary of State of the State of Nevada to change the corporate name change from "Creative Holdings & Marketing Corporation" to "American Racing Capital, Inc."

      On August 25, 2005, the Company filed a Certificate of Amendment to the Articles of Incorporation of the Company with the Secretary of State of the State of Nevada to increase the authorized number of shares of capital from 50,000,000 to 500,000,000.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

Exhibit          Description

Exhibit 99.1 Share Exchange Agreement, dated October 17, 2005, by and among the Provided herewith Company, American Racing Capital, Inc., and the shareholders of American Racing Capital, Inc.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          American Racing Capital, Inc.,

                                          /s/ John W. Gandy
                                          -----------------------------------
                                          Name: John W. Gandy
                                          Title:  Chairman and President
                                          Date:   October 17, 2005